Exhibit 10.1

NINTH AMENDMENT AND CONSENT

This Ninth Amendment and Consent (the “Agreement”) to the Credit Agreement referred to below is dated as of February 27, 2009 and effective in accordance with Section 4 below, by and among BOWATER INCORPORATED, a corporation organized under the laws of Delaware (“BI”), BOWATER ALABAMA LLC (formerly known as Bowater Alabama Inc.), a limited liability company organized under the laws of Alabama (“BA”), BOWATER NEWSPRINT SOUTH LLC, a limited liability company organized under the laws of Delaware (“BNS”), BOWATER NEWSPRINT SOUTH OPERATIONS LLC (formerly known as Bowater Newsprint South Inc.), a limited liability company organized under the laws of Delaware and the successor by merger to Bowater Mississippi LLC (“BNSO”), each in its capacity as a Borrower under the Credit Agreement referred to below (BI, BA, BNS and BNSO are collectively referred to herein as the “Borrower”), certain Subsidiaries and Affiliates of the Borrower party hereto (the “Grantors”), ABITIBIBOWATER INC., a corporation organized under the laws of Delaware (the “Parent”), the Lenders and the Canadian Lenders party hereto (collectively, the “Consenting Lenders”) pursuant to an authorization (in the form attached hereto as Exhibit A, each a “Lender Authorization”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”) for the Lenders party to the Credit Agreement referred to below.

STATEMENT OF PURPOSE:

The Borrower, the Lenders, certain other financial institutions and the Administrative Agent are parties to the Credit Agreement dated as of May 31, 2006 (as amended by that certain First Amendment dated as of July 20, 2007, that certain Second Amendment dated as of October 31, 2007, that certain Third Amendment and Waiver dated as of February 25, 2008, that certain Fourth Amendment dated as of March 31, 2008, that certain Fifth Amendment dated as of April 30, 2008, that certain Sixth Amendment dated as of June 30, 2008, that certain Seventh Amendment and Waiver dated as of August 7, 2008, that certain Eighth Amendment and Waiver dated as of November 12, 2008, as amended hereby and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

On February 6, 2009, Fairfax Financial Holdings Limited provided additional liquidity to the Canadian Borrower in an aggregate amount equal to $12,000,000 (the “Fairfax Liquidity”). The Borrower has requested that the Administrative Agent, the Lenders and the Canadian Lenders consent to (a) the Fairfax Liquidity, (b) the incurrence of additional Canadian Loans resulting in no less than $18,000,000 of cash proceeds less all legal, underwriting and other fees and expenses incurred in connection therewith (the “EDC Loans” and, together with the Fairfax Liquidity, the “Canadian Additional Credit Loans”), (c) securing the Canadian Additional Credit Loans with Canadian Collateral (other than that portion of the Canadian Collateral consisting of New Borrower Fixed Assets) and (d) the other amendments to the Credit Agreement more specifically set forth herein.

Subject to the terms and conditions set forth herein, the Administrative Agent and each of the Consenting Lenders have agreed to grant such requests of the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. Except as otherwise provided herein, all capitalized undefined terms used in this Agreement (including, without limitation, in the introductory paragraph and the statement of purpose hereto) shall have the meanings assigned thereto in the Credit Agreement.

2. Consent. Pursuant to Section 13.2 of the Credit Agreement and subject to the terms and conditions hereof, including, without limitation, the conditions to effectiveness set forth in Section 4 hereof, and to the extent consent by the Lenders is required to permit the Fairfax Liquidity each of the Administrative Agent, the Issuing Lender, the Swingline Lender and the other Consenting Lenders party hereto consents to the Fairfax Liquidity. In furtherance of the foregoing, and subject to the terms and conditions hereof, including, without limitation, the conditions to effectiveness set forth in Section 4 hereof, each of the Administrative Agent, the Issuing Lender, the Swingline Lender and the other Consenting Lenders party hereto agrees to waive any breach of the Credit Agreement or default in the performance or observance of any covenant or agreement contained in Sections 8.2 or 10.1 of the Credit Agreement and Sections 8.2 or 10.1 of the Canadian Credit Agreement, in each case solely as a result of the Fairfax Liquidity.

3. Credit Agreement Amendments. The Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by adding the following new defined terms in appropriate alphabetical order:

“Canadian Additional Credit Commitment” means the “Additional Credit Commitment” as defined in the Canadian Credit Agreement.

“Canadian Additional Credit Lenders” means the “Additional Credit Lenders” as defined in the Canadian Credit Agreement.

“Exchange Offer” means the offer by Bowater Finance II LLC to exchange all or a portion of certain Existing Notes in accordance with the terms set forth in that certain Offering Circular regarding the Exchange Offers and Consent Solicitation dated as of February 9, 2009 (it being understood and agreed that the completion, closing and settlement (which is expected to occur on or prior to March 16, 2009) of the Exchange Offer shall be subject to such Exchange Offer being on terms and conditions satisfactory to the Administrative Agent, the Canadian Administrative Agent and the Required Lenders).

“Ninth Amendment” means that certain Ninth Amendment and Consent dated as of February 27, 2009 by and among the Borrower, the Guarantors and the Administrative Agent (on behalf of itself and the Lenders and the Canadian Lenders party thereto).

“Ninth Amendment Effective Date” means February 27, 2009.

“Reversion Date” means the earliest of the following dates:

(a) the date that the Exchange Offer is terminated (it being agreed that the expiration of the Exchange Offer shall not constitute a termination thereof if the Exchange Offer expires in accordance with its terms on March 9, 2009 and the completion, closing and settlement of the Exchange Offer will occur on or before March 17, 2009);

(b) the date of the completion, closing and settlement of the Exchange Offer; and

(c) March 17, 2009.

(b) Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following existing definitions set forth in Section 1.1 of the Credit Agreement in their entirety as follows:

“Applicable Margin” means the corresponding percentages per annum as set forth below based on the Average Utilization:

Pricing Level	Average Utilization Percentage	LIBOR +	Base Rate +
I	Greater than 75%	5.50%	4.50%
II	Greater than 35%, but less than or equal to 75%	5.25%	4.25%
III	Less than or equal to 35%	5.00%	4.00%

The Applicable Margin shall be determined by the Administrative Agent and adjusted quarterly on each Calculation Date; provided that the Applicable Margin shall be based on Pricing Level I from and after the Ninth Amendment Effective Date until the first Calculation Date occurring after the Ninth Amendment Effective Date and, thereafter the Pricing Level shall be determined by reference to the Average Utilization Percentage as of the last day of the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date. The Applicable Margin shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Margin shall be applicable to all Extensions of Credit then existing or subsequently made or issued.

“Canadian Pro Rata Percentage” means, as of any date of determination, the percentage obtained by the following formula:

(a) the aggregate Canadian Credit Agreement Commitment (less the Canadian Additional Credit Commitment) applicable to all Canadian Lenders as of 11:00 a.m. on such date of determination divided by

(b) the sum of (i) the aggregate Canadian Credit Agreement Commitment (less the Canadian Additional Credit Commitment) applicable to all Canadian Lenders as of 11:00 a.m. on such date of determination plus (ii) the aggregate Commitment applicable to all Lenders as of 11:00 a.m. on such date of determination.

“Collateral” means the collateral security for (a) the Obligations and/or (b) the Canadian Obligations (or any portion thereof), in each case pledged or granted pursuant to the Security Documents.

“New Borrower Mortgages” means those certain mortgages, deeds of trust, security agreements, subordination agreements or other real property security documents encumbering the

New Borrower Fixed Assets, in each case in form and substance reasonably satisfactory to the Administrative Agent and the Canadian Administrative Agent and executed by the applicable New Borrower in favor of the Administrative Agent, for the ratable benefit of the Secured Parties and the Canadian Secured Parties (other than the Canadian Additional Credit Lenders), as amended, restated, supplemented or otherwise modified from time to time. Unless specifically excluded, the Supplemental New Borrower Mortgage shall be a New Borrower Mortgage.

“Overadvance Amount” means, as of the Ninth Amendment Effective Date, $45,145,414; provided, that such amount shall be reduced to $34,004,474 on the Reversion Date and will be further reduced in monthly installments on each of the dates set forth below in the amounts set forth below:

Overadvance Amount Reduction Date	Reduction Amount	Remaining Overadvance Amount
March 31, 2009	$11,140,940	$22,863,534
Conversion Date	$22,863,534	$0

“Supplemental New Borrower Mortgage” means that certain mortgage, deed of trust, security agreement, subordination agreement or other real property security document encumbering a fee interest in the Coosa Pines Mill and a leasehold interest in the Coosa Pines Real Property or otherwise subordinating the interests of the Industrial Development Board of the City of Childersburg, a public corporation duly organized and existing under the laws of the State of Alabama (such Person, the “Supplemental New Borrower Mortgagor”), in the Coosa Pines Mill or Coosa Pines Real Property to the interests of the Administrative Agent and the Canadian Administrative Agent therein, in each case in form and substance reasonably satisfactory to the Administrative Agent and the Canadian Administrative Agent and executed by the Supplemental New Borrower Mortgagor in favor of the Administrative Agent, for the ratable benefit of the Secured Parties and the Canadian Secured Parties (other than the Canadian Additional Credit Lenders), as amended, restated, supplemented or otherwise modified from time to time.

“U.S. Pro Rata Percentage” means, as of any date of determination, the percentage obtained by the following formula:

(a) the aggregate Commitment applicable to all Lenders as of 11:00 a.m. on such date of determination divided by

(b) the sum of (i) the aggregate Commitment applicable to all Lenders as of 11:00 a.m. on such date of determination plus (ii) the aggregate Canadian Credit Agreement Commitment (less the Canadian Additional Credit Commitment) applicable to all Canadian Lenders as of 11:00 a.m. on such date of determination.

(c) Section 1.1 of the Credit Agreement. The definition of “Agreement” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the following new clause (i) immediately following clause (h) thereof: “, (i) the Ninth Amendment”.

(d) Section 1.1 of the Credit Agreement. The definition of “Borrowing Base” set forth in Section 1.1 of the Credit Agreement is hereby amended by replacing the table set forth in clause (a)(ii) thereof with the following table:

Applicable Period	Maximum Available Foreign Account Amount
Eighth Amendment Effective Date to but excluding the Reversion Date	Lesser of (a) $115,000,000 and (b) if the Policy Sublimit is reduced to an amount less than $75,000,000, the Policy Sublimit as of such date

Reversion Date to but excluding the Conversion Date	Lesser of (a) $100,000,000 and (b) if the Policy Sublimit is reduced to an amount less than $75,000,000, the Policy Sublimit as of such date

Conversion Date to but excluding June 30, 2009	Lesser of (a) $75,000,000 and (b) the Policy Sublimit as of such date

June 30, 2009 and thereafter	Lesser of (a) $50,000,000 and (b) the Policy Sublimit as of such date

(e) Section 2.5 of the Credit Agreement. Section 2.5 of the Credit Agreement is hereby amended by amending and restating subsection (b) thereof in its entirety as follows:

“(b) Mandatory Reduction.

(i) The Borrower shall permanently reduce the Commitment, without duplication:

(A) as and when the Overadvance Amount is reduced pursuant to, and in accordance with, the definition of “Overadvance Amount” (such reduction to be made on a dollar-for-dollar basis) except to the extent that the Commitment has been previously reduced pursuant to and in accordance with clause (C) of this Section 2.5(b)(i);

(B) pursuant to, and in accordance with, Section 8.2(b) (including, without limitation, in connection with the reduction of the Overadvance Amount in accordance with Section 8.2(b)); and

(C) on February 28, 2009, by an amount equal to $11,140,940 except to the extent that the Commitment has been previously reduced pursuant to and in accordance with clause (A) of this Section 2.5(b)(i).

(ii) In the case of any permanent reduction of the Commitment pursuant to clause (i) of this Section 2.5(b):

(A) such reduction of the Commitment shall be applied to the Commitment of each Lender according to its Commitment Percentage; and

(B) all commitment fees accrued until the effective date of any permanent reduction of the Commitment shall be paid on the effective date of such permanent reduction.”

(f) Section 5.3 of the Credit Agreement is hereby amended by replacing the reference to “$70,000,000” in subsection (d) therein with “(i) with respect to the period from the Ninth Amendment Effective Date until the Exchange Offer is completed, closed and settled on terms and conditions satisfactory to the Administrative Agent, the Canadian Administrative Agent and the Required Lenders, $50,000,000 and (ii) with respect to any other period other than the period specified in clause (i) of this Section 5.3(d), $70,000,000”.

(g) Section 10.2 of the Credit Agreement. Section 10.2 of the Credit Agreement is hereby amended by amending and restating subsection (a) in its entirety as follows:

“(a) (i) Liens of the Administrative Agent for the benefit of the Secured Parties, (ii) Liens of the Canadian Administrative Agent for the benefit of the Canadian Secured Parties and (iii) Liens on the New Borrower Fixed Assets of the Administrative Agent for the benefit of the Secured Parties and the Canadian Secured Parties (other than the Canadian Additional Credit Lenders) pursuant to the New Borrower Mortgages;”

(h) Section 10.14 of the Credit Agreement. Section 10.14 of the Credit Agreement is hereby amended by amending and restating such section in its entirety as follows:

“SECTION 10.14 Impairment of Security Interests. Take or omit to take any action, which might or would have the result of materially impairing the security interests in favor of the Administrative Agent with respect to the Collateral or grant to any Person (other than the Administrative Agent for the benefit of itself and the Secured Parties or the Canadian Secured Parties (other than the Canadian Additional Credit Lenders), as the case may be, pursuant to the Security Documents) any interest whatsoever in the Collateral, except for Permitted Liens and Asset Dispositions permitted under Section 10.5.”

(i) Section 10.15 of the Credit Agreement is hereby amended by replacing the reference to “$70,000,000” therein with “(i) with respect to the period from the Ninth Amendment Effective Date until the Exchange Offer is completed, closed and settled on terms and conditions satisfactory to the Administrative Agent, the Canadian Administrative Agent and the Required Lenders, $50,000,000 and (ii) with respect to any other period other than the period specified in clause (i) of this Section 10.15(a), $70,000,000 in each case,”.

4. Conditions to Effectiveness. Upon the satisfaction of each of the following conditions, this Agreement shall be deemed to be effective as of the date hereof (other than the amendments in Sections 3(c) and 3(d) of this Agreement, which upon satisfaction of each of the following conditions shall be deemed effective as of January 30, 2009):

(a) the Administrative Agent shall have received counterparts of this Agreement executed by (i) either the Administrative Agent (on behalf of itself and each of the Consenting Lenders by virtue of each Consenting Lender’s execution of a Lender Authorization) or the requisite Consenting Lenders (by virtue of each Consenting Lender’s execution of a Lender Authorization), (ii) the Borrower, (iii) the Parent and (iv) each of the Grantors;

(b) the Administrative Agent shall have received executed Lender Authorizations from the requisite Consenting Lenders;

(c) the Administrative Agent shall have been reimbursed for all fees and out-of-pocket charges and other expenses incurred in connection with this Agreement, including, without limitation, the reasonable fees and disbursements of (i) counsel for the Administrative Agent and (ii) Capstone Advisory Group, LLC;

(d) the Administrative Agent shall have received an effective corresponding amendment to the Canadian Credit Agreement, in form and substance substantially consistent with this Agreement (with such changes as are applicable only to the Canadian Credit Agreement), duly executed by the Canadian Administrative Agent, the Canadian Borrower, the Parent, each Canadian Guarantor and the requisite Consenting Lenders (whether directly or through a lender authorization) which such amendment shall provide (i) for the incurrence of the EDC Loans and (ii) that the Fairfax Liquidity will be an “Additional Credit Loan” (as defined in the Canadian Credit Agreement), in each case on terms and conditions satisfactory to the Administrative Agent (such corresponding amendment, the “Canadian Amendment”);

(e) concurrently with the effectiveness of this Agreement, the Canadian Borrower shall have received no less than $18,000,000 of cash proceeds (less all legal, underwriting and other fees and expenses incurred in connection therewith) from the issuance of the EDC Loans;

(f) the Administrative Agent shall have received an updated rolling 13-week forecast of cash receipts and disbursements of the Borrower and its Consolidated Subsidiaries for the 13-consecutive week period beginning on the date of delivery of such forecast, which forecast shall be in form and substance reasonably satisfactory the Administrative Agent and the Canadian Administrative Agent and shall be calculated on a pro forma basis giving effect to (i) the Fairfax Liquidity, (ii) the amendments to the calculations of the Borrowing Base, the Canadian Borrowing Base, the Overadvance Amount and the Canadian Overadvance Amount set forth in this Agreement or the Canadian Amendment, as applicable and (iii) the issuance of the EDC Loans; and

(g) the Administrative Agent shall have received such other instruments, documents and certificates as the Administrative Agent shall reasonably request in connection with the execution of this Agreement.

5. Borrowing Limitation. Each Credit Party hereby acknowledges and confirms that (a) Exhibit B hereto sets forth the aggregate principal amount of all outstanding Extensions of Credit and Canadian Extensions of Credit (excluding the Canadian Additional Credit Loans and treating the entire Swingline Commitment (as defined in the Canadian Credit Agreement) as outstanding) as of the date hereof and (b) that such amounts are not subject to any defense, counterclaim, recoupment or offset of any kind. From and after the date hereof until the completion, closing and settlement of the Exchange Offer, the Borrower shall be permitted to request Extensions of Credit and the Canadian Borrower shall be permitted to request Canadian Extensions of Credit; provided, that (i) the aggregate principal of all outstanding Extensions of Credit shall not exceed the amount set forth on Exhibit B with respect to the Extensions of Credit and (ii) the aggregate principal of all outstanding Canadian Extensions of Credit (excluding the Canadian Additional Credit Loans and treating the entire Swingline Commitment (as defined in the Canadian Credit Agreement) as outstanding) shall not exceed the amount set forth on Exhibit B with respect to the Canadian Extensions of Credit.

6. Effect of the Agreement; Agreement Regarding Borrowing Base and Overadvance Amount.

(a) Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. Except as expressly set forth herein, this Agreement shall not be deemed (i) to be a waiver of, or consent to, a modification of or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (ii) to prejudice any other right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (iii) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (iv) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrower, on the one hand, and the Administrative Agent or any other Lender, on the other hand. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby. This Agreement shall not be deemed to be an approval or acceptance of the terms and conditions of the Exchange Offer or to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents with respect to the Exchange Offer.

(b) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the parties hereto acknowledge and agree that if:

(i) the Exchange Offer is terminated (it being agreed that the expiration of the Exchange Offer shall not constitute a termination thereof if the Exchange Offer expires in accordance with its terms on March 9, 2009 and the completion, closing and settlement of the Exchange Offer will occur on or before March 17, 2009); or

(ii) the Exchange Offer shall not have been completed, closed and settled on or before March 17, 2009 on terms and conditions satisfactory to the Administrative Agent, the Canadian Administrative Agent and the Required Lenders,

then, in either case upon the earlier to occur of the events described in clauses (b)(i) and (b)(ii) of this Section 6:

(A) the Overadvance Amount shall be reduced to $34,004,474 as described in this Agreement and shall be reflected at such reduced amount in calculating the Overadvance Amount at any time prior to March 31, 2009 for all purposes under the Credit Agreement, including without limitation, in calculating the Borrowing Limit for the calendar month ending February 28, 2009 and preparing the Borrowing Base Certificate for the calendar month ending February 28, 2009; and

(B) the Maximum Available Foreign Account Amount used (1) in calculating the Borrowing Base at any time prior to the Conversion Date, including, without limitation, in calculating the Borrowing Base for the calendar month ending February 28, 2009 and (2) in preparing the Borrowing Base Certificate at any time prior to the Conversion Date including, without limitation, for the calendar month ending February 28, 2009, shall, in each case equal the lesser of (x) $100,000,000 and (y) if the Policy Sublimit is reduced to an amount less than $75,000,000, the Policy Sublimit as of such date.

7. Representations and Warranties/No Default. By their execution hereof,

(a) the Parent, the Borrower and each of the Grantors hereby certifies, represents and warrants to the Administrative Agent and the Lenders that after giving effect to the consent set forth in Section 2 and the amendments set forth in Section 3 above, each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof (except to the extent that (A) any such representation or warranty that is qualified by materiality or by reference to Material Adverse Effect, in which case such representation or warranty is true and correct in all respects as of the date hereof or (B) any such representation or warranty relates only to an earlier date, in which case such representation or warranty shall remain true and correct as of such earlier date) and that no Default or Event of Default has occurred or is continuing;

(b) the Parent, the Borrower and each of the Grantors hereby certifies, represents and warrants to the Administrative Agent and the Lenders that:

(i) it has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other documents executed in connection herewith to which it is a party in accordance with their respective terms and the transactions contemplated hereby;

(ii) this Agreement and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of the Parent, the Borrower and each of the Grantors, and each such document constitutes the legal, valid and binding obligation of the Parent, the Borrower and each of the Grantors, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies; and

(iii) neither EDC nor Fairfax is an Affiliate of the Borrower or any of its Subsidiaries.

8. Reaffirmations. Each Credit Party (a) agrees that the transactions contemplated by this Agreement shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, the Credit Agreement, the Parent Guaranty Agreement, the Subsidiary Guaranty Agreement, the Collateral Agreement and each other Security Document to which it is a party, (b) confirms and reaffirms its obligations under the Credit Agreement, the Parent Guaranty Agreement, the Subsidiary Guaranty Agreement, the Collateral Agreement and each other Security Document to which it is a party and (c) agrees that the Credit Agreement, the Parent Guaranty Agreement, the Subsidiary Guaranty Agreement, the Collateral Agreement and each other Security Document to which it is a party remain in full force and effect and are hereby ratified and confirmed.

9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10. Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

11. Electronic Transmission. A facsimile, telecopy, pdf or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy, pdf or other reproduction hereof.

12. Acknowledgment Regarding Appraisals. The parties hereto hereby agree that the Administrative Agent has requested appraisals from an appraiser retained by the Administrative Agent with respect to (a) all Inventory of the Borrower and its Subsidiaries and (b) the New Borrower Fixed Assets and that all costs, expenses and fees associated with the preparation and delivery of such appraisals shall be paid by the Borrower.

13. Agreement Regarding Repayment of the Additional Canadian Credit Loans. Notwithstanding anything to the contrary set forth in this Agreement, the Credit Agreement, the Canadian Credit Agreement, the other Loan Documents or any other Canadian Loan Document it is hereby agreed and acknowledged by the parties hereto that, prior to the earlier of (a) the completion, closing and settlement of the Exchange Offer and (b) the Maturity Date (as defined in the Canadian Credit Agreement), the Borrower and its Subsidiaries shall not cancel, forgive, make any payment or prepayment on, or redeem or acquire for value (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due, including any payments at the scheduled maturity thereof) all or any portion of the Canadian Additional Credit Loans. Furthermore, the parties hereto agree that any failure by the Borrower or any of its Subsidiaries to comply with this Section 13 shall, without any further action by any party, constitute an immediate Event of Default and an immediate “Event of Default” (as defined in the Canadian Credit Agreement).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

BORROWER:

BOWATER INCORPORATED

By:	/s/ William G. Harvey
Name:	William G. Harvey
Title:	Senior Vice President and Treasurer

BOWATER ALABAMA LLC

By: Bowater Newsprint South LLC, its member

By:	/s/ William G. Harvey
Name:	William G. Harvey
Title:	Manager

BOWATER NEWSPRINT SOUTH LLC

By:	/s/ William G. Harvey
Name:	William G. Harvey
Title:	Manager

BOWATER NEWSPRINT SOUTH OPERATIONS LLC

By: Bowater Newsprint South LLC, its manager

By:	/s/ William G. Harvey
Name:	William G. Harvey
Title:	Manager

PARENT:

ABITIBIBOWATER INC.

By:	/s/ William G. Harvey
Name:	William G. Harvey
Title:	Senior Vice President and Chief Financial Officer

[Signature Pages Continue]

GRANTORS:

BOWATER AMERICA INC.

By:	/s/ William G. Harvey
Name:	William G. Harvey
Title:	President

BOWATER NUWAY INC.

By:	/s/ William G. Harvey
Name:	William G. Harvey
Title:	Vice President

BOWATER NUWAY MID-STATES INC.

By:	/s/ William G. Harvey
Name:	William G. Harvey
Title:	Vice President

[Signature Pages Continue]

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (on behalf of itself and the Consenting Lenders who have executed a Lender Authorization) and as Issuing Lender, Swingline Lender and a Lender

By:	/s/ C. Mark Hedrick
Name:	C. Mark Hedrick
Title:	Managing Director

Exhibit A

Form of Lender Authorization

LENDER AUTHORIZATION

Bowater Incorporated and New Borrowers

Bowater Canadian Forest Products Inc.

Ninth Amendment to U.S. Credit Agreement

Eleventh Amendment to Canadian Credit Agreement

February 27, 2009

Wachovia Bank, National Association, as U.S Administrative Agent

NC0680

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

The Bank of Nova Scotia, as Canadian Administrative Agent

40 King Street West

Scotia Plaza, 62nd Floor

Toronto, Ontario M5W 2X6

Attention: Corporate Banking Loan Syndication

Re:	(a) The Ninth Amendment dated as of February 27, 2009 (the “U.S. Agreement”) to that certain Credit Agreement dated as of May 31, 2006 (as amended, the “U.S. Credit Agreement”) among Bowater Incorporated and the New Borrowers party thereto (collectively, the “U.S. Borrower”), the lenders party thereto (the “U.S. Lenders”), and Wachovia Bank, National Association, as administrative agent (the “U.S. Administrative Agent”) for the U.S. Lenders and (b) the Eleventh Amendment dated as of February 27, 2009 (the “Canadian Agreement” and, together with the U.S. Agreement, the “Agreements”) to that certain Credit Agreement dated as of May 31, 2006 (as amended, the “Canadian Credit Agreement”) among Bowater Canadian Forest Products Inc. (the “Canadian Borrower”), the U.S. Borrower, the lenders party thereto (the “Canadian Lenders”), and The Bank of Nova Scotia, as administrative agent (the “Canadian Administrative Agent”) for the Canadian Lenders.

This Lender Authorization acknowledges our receipt and review of the execution copy of the Agreements, each in the form posted on SyndTrak Online or otherwise distributed to us by the U.S. Administrative Agent or the Canadian Administrative Agent. By executing this Lender Authorization, we hereby approve the Agreements and authorize the U.S. Administrative Agent or the Canadian Administrative Agent (as applicable) to execute and deliver the Agreements on our behalf.

Each financial institution purporting to be a U.S. Lender and executing this Lender Authorization agrees or reaffirms that it shall be a party to the Agreements and the other Loan Documents (as defined in the U.S. Credit Agreement) to which U.S. Lenders are parties and shall have the rights and obligations of a “Lender” (as defined in the U.S. Credit Agreement), and agrees to be bound by the terms and provisions applicable to a “Lender” under each such agreement. Each financial institution purporting to be a Canadian Lender and executing this Lender Authorization agrees or reaffirms that it shall be a party to the Agreements and the other Loan Documents (as defined in the Canadian Credit Agreement) to which Canadian Lenders are parties and shall have the rights and obligations of a “Lender” (as defined in the Canadian Credit Agreement), and agrees to be bound by the terms and provisions applicable to a “Lender” under each such agreement. In furtherance of the foregoing, each financial institution executing this Lender Authorization agrees to execute any additional documents reasonably requested by the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, to evidence such financial institution’s rights and obligations under the U.S. Credit Agreement or the Canadian Credit Agreement, as applicable.

A facsimile, telecopy, pdf or other reproduction of this Lender Authorization may be executed by one or more parties hereto, and an executed copy of this Lender Authorization may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

[Insert name of applicable financial institution]

By:
Name:
Title:

[Ninth Amendment to US Credit Agreement - Bowater]

Exhibit B

Extensions of Credit and Canadian Extensions of Credit

U.S. EXTENSIONS OF CREDIT (All U.S. Dollar Denominated):

Revolving Credit Loans	US$	238,750,707.00
Swingline Loans	US$	0.00
Letters of Credit	US$	70,260,410.00

Total U.S. Extensions of Credit:	US$	309,011,117.00

CANADIAN EXTENSIONS OF CREDIT:

Canadian Dollar Denominated Letters of Credit	C$	33,358,173.00
Canadian Dollar Denominated Revolving Credit Loans	C$	61,110,910.83

Total Canadian Dollar Denominated Canadian Extensions of Credit:	C$	94,469,083.83

US Dollar Denominated Letters of Credit	US$	586,532.00
US Dollar Revolving Credit Loans	US$	29,500,000
US Dollar Denominated Swingline Commitment	US$	10,000,000

Total US Dollar Denominated Canadian Extensions of Credit :	US$	40,086,532